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                                                                    Exhibit 23.7


     We hereby consent to the use in this Registration Statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation of our reports dated March 19, 1999 relating to the financial statements of Rifkin Acquisition Partners, LLLP, and Rifkin Cable Income Partners LP for the year ended December, 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

Denver, Colorado

August 26, 1999